                              CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                        OF
                               RELTEC HOLDINGS, INC.


     RELTEC HOLDINGS, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:    That by unanimous written consent of the Board of Directors of the Company dated January 14, 1998, a resolution was adopted approving an amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock and Preferred Stock and changing the name of the Company to RELTEC Corporation. The resolution setting forth the amendment is as follows:

          RESOLVED, that the form, terms and provisions of the Certificate of Incorporation of the Corporation be amended as set forth in Exhibit A, hereto;

                                     Exhibit A
                                        to
                     RELTEC Holdings, Inc. Board of Directors
                             Unanimous Written Consent
                               dated January 14, 1998
                amending the Company's Certificate of Incorporation

          Article 1 of the Certificate of Incorporation shall be deleted in its entirety and the following inserted in lieu thereof:

          1.    The name of the corporation is RELTEC Corporation

          Article 4 of the Certificate of Incorporation shall be deleted in its entirety and the following inserted in lieu thereof:

          4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Seventy Million (170,000,000), consisting of One Hundred Fifty Million (150,000,000) shares of common stock, par value $.01 per share, and Twenty Million (20,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware."

     SECOND:   That thereafter, the proposed amendment was determined to be advisable and was approved by holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted by the stockholders of the Company by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware dated January 14, 1998.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Dudley P. Sheffler, its President, and by Valerie A. Gentile, its Secretary, as of this 14th day of January, 1998.


                                        RELTEC Holdings, Inc.


                                        By: ______________________________
                                             Dudley P. Sheffler, President

[CORPORATE SEAL]



Attest:  ______________________________________
         Valerie A. Gentile, Secretary

                              CERTIFICATE OF AMENDMENT
                                         OF
                            CERTIFICATE OF INCORPORATION
                                        OF
                               RELTEC HOLDINGS, INC.


     RELTEC HOLDINGS, INC. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:    That the Board of Directors of the Company in a meeting held on
July 18, 1996 duly adopted a resolution approving an amendment to the Certificate of Incorporation increasing the number of authorized shares of Common Stock to a total of 60 million shares. The resolution setting forth the amendment is as follows:

          IT WAS UNANIMOUSLY RESOLVED, that an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by 10 million shares to a total of 60 million shares is hereby approved and that the officers of the Company hereby are, or any one of them acting singly hereby is, authorized to prepare, execute and file with the State of Delaware on behalf of the Company, an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock as set forth above.

     SECOND:   That thereafter, the proposed amendment was determined to be advisable and was approved by holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted by the stockholders of the Company by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware dated August 27, 1996.

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Dudley P. Sheffler, its President, and by Susan M. Clark, its Secretary, this 28th day of August, 1996.


                              RELTEC Holdings, Inc.


                              By:  /s/ Dudley P. Sheffler
                                   -----------------------------
                                   Dudley P. Sheffler, President

[CORPORATE SEAL]



Attest:   /s/ Susan M. Clark
          -------------------------
          Susan M. Clark, Secretary

                      CERTIFICATE OF DESIGNATIONS, PREFERENCES
                     AND RELATIVE, PARTICIPATING, OPTIONAL AND
                         OTHER SPECIAL RIGHTS OF PREFERRED
                       STOCK AND QUALIFICATIONS, LIMITATIONS
                              AND RESTRICTIONS THEREOF

                                        OF

                        SERIES A REDEEMABLE PREFERRED STOCK

                                        OF

                               RELTEC HOLDINGS, INC.


                          Pursuant to Section 151 of the
                  General Corporation Law of the State of Delaware


     RELTEC HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, in a meeting held on August 27, 1996, adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

     WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation of the Corporation, to fix and amend by resolution or resolutions the designation of each series of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions or the Board of Directors under the General Corporation Law of Delaware; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock and the number of shares constituting such series:

     NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such number and series of Preferred Stock on the terms and with the provisions herein set forth:


     1. DESIGNATION, NUMBER OF SHARES, PAR VALUE AND RANKING. The shares of the series of Preferred Stock authorized by this resolution shall be designated as "Series A Redeemable Preferred Stock." The number of shares initially constituting the Series A Redeemable Preferred Stock shall be 1,000, which shall not be increased without the consent of holders of a majority of the outstanding Series A Redeemable Preferred Stock. The Series A Redeemable Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up, and dissolution, rank senior to all series and classes of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation. Unless specifically designated as junior to, or senior to, the Series A Redeemable Preferred Stock with respect to dividend rights or rights on liquidation, winding up or dissolution, all other series of Preferred Stock and other classes of preferred stock of the Corporation hereinafter authorized or outstanding shall be on a parity with the Series A Redeemable Preferred Stock with respect to such rights. All securities of the Corporation to which the Series A Redeemable Preferred Stock ranks senior, including the Common Stock, are collectively referred to herein as the "Junior Securities"; all securities of the Corporation with which the Series A Redeemable Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities"; and all securities of the Corporation to which the Series A Redeemable Preferred Stock ranks junior are collectively referred to herein as the "Senior Securities." Subject to Section 3, the Series A Redeemable Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

     2.   DIVIDENDS.

          (a) The holders of the outstanding Series A Redeemable Preferred Stock shall be entitled to receive, out of any funds legally available therefor, cash dividends at the annual rate of $105.00 per share for the year (s) ended December 31, 1996, 1997 and 1998, $115.00 per share for the year ended December 31, 1999, $125.00 per share for the year ended December 31, 2000 and $130.00 per share for each annual period thereafter until redeemed by the Corporation, payable quarterly on January 1, April 1, July 1, and October 1 of each year beginning January 1, 1997 (hereinafter, the "Dividend Payment Dates"), as the Board of Directors may from time to time determine, when and as declared by the Board of Directors. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such date shall not be more than 60 days nor less than 10 days prior to the respective Dividend Payment Date. All dividends paid pursuant to this Section shall be paid pro rata to the holders entitled thereto.

          (b) Dividends shall be cumulative with respect to each share of Series A Redeemable Preferred Stock, and shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends), without interest, from the date such share of Series A Redeemable Preferred Stock is issued. Dividends in arrears may be declared by the Board of Directors of the Corporation and paid on any date fixed by such Board, without reference to any regular Dividend Payment Date.

          (c) Any dividend paid upon the Series A Redeemable Preferred Stock at a time when any accrued dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accrued dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each stockholder to whom payment is made.

          (d) Notwithstanding anything contained herein to the contrary, no dividends on shares of Series A Redeemable Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement relating to its indebtedness prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payments would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     3. VOTING RIGHTS. Except as required by law or Section 1, holders of Series A Redeemable Preferred Stock shall have no voting rights and their consent shall not be required for authorizing or taking any corporate action, and except that, without the affirmative consent or approval of a majority of the outstanding shares of the Series A Redeemable Preferred Stock (given by written consent in lieu of a meeting or by vote at a meeting of the holders of Series A Redeemable Preferred Stock duly called for such purpose), the Corporation will not (i) in any manner, directly or indirectly, alter or change the terms, preferences, rights or powers of the Series A Redeemable Preferred Stock (whether by amendment, alteration or repeal of any provision of the Certificate of Incorporation, by merger or otherwise), (ii) create, authorize or issue any class of stock ranking prior to, or parity with, the Series A Redeemable Preferred Stock with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or increase the authorized number of shares of any such class or series, or reclassify any authorized stock of the

Corporation into any such prior or parity shares or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares, (iii) declare, pay or set apart for payment any dividend (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Junior Securities) or other distribution upon Junior Securities if any accrued dividends payable upon the Series A Redeemable Preferred Stock for any prior period are delinquent or
(iv) directly or indirectly, redeem, purchase or otherwise acquire for any consideration any Parity Securities or Junior Securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of Parity Securities or Junior Securities, except for purchases or redemptions pursuant to or in accordance with the (w) 1995 Stock Purchase and Option Plan, as amended (the "Plan"), (x) agreements entered into under such Plan between the Corporation and certain employees of the Corporation, (y) any other employee compensation or incentive plans or agreements which may be entered into from time to time by the Corporation, and (z) Put/Call Agreement by and among the Corporation, Rysaffe Trustee Company, as trustee of the Barry Houghton Settlement and Rysaffe Trustee Company, as trustee of the Barry Houghton 1988 Settlement.

     4.    REDEMPTION FOR CASH.

          (a) OPTIONAL REDEMPTION BY THE CORPORATION. The Corporation, at its option, may at any time and from time to time redeem shares of the Series A Redeemable Preferred Stock in whole or in part, at a redemption price of $1,000 per share, plus an amount equal to any and all accumulated dividends accrued and unpaid thereon (whether or not such dividends have been declared) to and including the date fixed for such redemption
     (hereinafter, the "Redemption Price"). If less than all the outstanding shares of Series A Redeemable Preferred Stock are to be redeemed, the shares shall be chosen pro rata, by lot or in such equitable manner as determined by the Board of Directors of the Corporation in its sole discretion.

          (b) NOTICE OF REDEMPTION BY THE CORPORATION AND PAYMENT OF REDEMPTION PRICE. Notice of every proposed redemption pursuant to Section 4 (a) (herein the "Notice of Redemption") of the Series A Redeemable Preferred Stock shall be mailed by or on behalf of the Corporation, by first class registered or certified mail, postage prepaid, to the holders of record of the shares to be redeemed at their respective addresses as they shall appear on the records of the Corporation, not less than 30 nor more than 60 days prior to the date fixed for redemption. Such Notice of Redemption shall state the Redemption Price, the number of shares of Series A Redeemable Preferred Stock to be redeemed and, if less than all shares held by such holder are to be redeemed from such holder, the number of shares to redeemed from such holder, the place at which and the date on which (the "Redemption Date") the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed. Upon presentation and surrender of the certificates of stock evidencing such shares in accordance with the Notice of Redemption, the Corporation or its representative shall pay the redemption Price to the holder of record of such surrendered shares.

          (c) OPTIONAL REDEMPTION AT REQUEST OF SERIES A REDEEMABLE PREFERRED STOCKHOLDERS. At any time and from time to time on or after the occurrence of the earlier of (i) a Triggering Event (as defined below) or (ii) after July 1, 2003, any holder or holders of record of Series A Redeemable Preferred Stock shall have the option to cause the Corporation to redeem any or all of their shares of Series A Redeemable Preferred Stock for an amount equal to the Redemption Price. "triggering event" shall mean (a) a merger, consolidation or share exchange involving the Corporation, unless the Corporation is the surviving entity and the shares of capital stock outstanding immediately prior to such merger, consolidation or share purchase are not subject to purchase, redemption, exchange, cancellation or any other change; (b) a sale, lease or other disposition in a single transaction or a series of related transactions of all or a majority of the assets of the Corporation, including by or through the sale, lease or other disposition of the capital stock or assets of, or a merger or consolidation involving, any subsidiary of the Corporation; or (c) the date on which Kohlberg Kravis Roberts & Co. and its affiliates (the "KKR investors") cease collectively to own beneficially, directly or indirectly, at least 70% of the aggregate voting capital stock of the Corporation owned by the KKR Investors on the date of, and immediately after giving effect to the acquisition of Rainford Group plc. Notice of any such request for redemption (the "Request for Redemption") shall be mailed to the Corporation by first class registered or certified mail, postage prepaid, not less than 30 nor more than 60 days prior to the date such stockholder requests redemption. Such Request for Redemption shall state the number of shares of Series A Redeemable Preferred Stock to be redeemed and the Redemption Date. Upon presentation and surrender of the certificates of stock evidencing such shares in accordance with the request for Redemption at the principal executive office of the Corporation, or at such other place as may be mutually agreed, the Corporation or its representative shall pay the Redemption Price to the holder of record of such surrendered share. Notwithstanding anything contained herein to the contrary, no shares of Series A Redeemable Preferred Stock shall be redeemed by the Corporation pursuant to this Section 4(c) at such time as the terms and provisions of any agreement relating to its indebtedness prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption shall be restricted or prohibited by law, provided that if the Corporation is unable or shall fail to discharge its obligation to redeem shares of the Series A Redeemable Preferred Stock pursuant to this Section 4(c), such obligation shall be discharged as soon as the Corporation is able to discharge such obligation.

          (d) LIMITATION ON REDEMPTION RIGHTS. In no event shall the Corporation redeem less than all of the outstanding shares of the Series A Redeemable Preferred Stock unless all accumulated dividends accrued and unpaid on the Series A Redeemable Preferred Stock (whether or not such dividends have been declared) shall have been, or contemporaneously are, declared and paid on all outstanding shares of the Series A Redeemable Preferred Stock.

          (e) EFFECT OF REDEMPTION. From and after the Redemption Date, dividends on the shares of Series A Redeemable Preferred Stock to be redeemed shall cease to accrue (unless default shall be made by the Corporation in promptly providing money for the payment of the Redemption Price to the holders of the redeemed shares who deliver shares of Series A Redeemable Preferred Stock in accordance with the terms of the applicable notice) and said share shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Corporation's Certificate of Incorporation, and all rights of the holders thereof as stockholders of the Corporation shall cease and terminate (except the right to receive from the Corporation the Redemption Price).

     5. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Redeemable Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or surplus and whether or not any dividends are declared, an amount equal to $1,000 for each share outstanding (the "Liquidation Preference"), plus an amount equal to all accrued and unpaid dividends thereon to the date payment is made available to the holders of the Series A Redeemable Preferred Stock, before any payment shall be made or any assets distributed to any holder of Junior Securities but after payment or distribution of all amounts to holders of Senior Securities. Except as provided in the preceding sentence, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of any Parity Securities, then the holders of all such shares and such Parity Securities shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Redeemable Preferred Stock and such Parity Securities are entitled were paid in full. For the purposes of this Section 5, neither the voluntary sale, lease, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary. All payments for which this Section 5 provides shall be in cash, property (valued at its fair market value, as determined by the Board of Directors in good faith) or a combination thereof.

     6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction with any other person or entity in which the shares of Common Stock are exchanged for or changed into other stock or securities of any other person or entity, or cash or any other property, then in any such case the then outstanding shares of Series A Redeemable Preferred Stock shall at the same time, if the Corporation is not the surviving corporation in any such consolidation, merger, combination or other transaction, be exchanged or changed into an equal number of shares of preferred stock of such other person or entity with terms substantially identical to those of the Series A Redeemable Preferred Stock.

     7. REACQUIRED SHARES. Any shares of Series A Redeemable Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series until such share are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of the Corporation's Certificate of Incorporation.

     8. EXCLUSION OF OTHER RIGHTS. Except as may otherwise be required by law, the shares of Series A Redeemable Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Corporation's Certificate of Incorporation.

     9. HEADINGS. The headings of the various Sections and subsections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. SEVERABILITY OF PROVISIONS. If any right, preference or limitation of the Series A Redeemable Preferred Stock set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation.




                        [Signature page on the following page]

     IN WITNESS WHEREOF, RELTEC Holdings, Inc. has caused this certificate to be made under the seal of the Corporation signed by its President and Secretary, respectively, this 29th day of August, 1996.




                                                  /s/ Dudley P. Sheffler
                                                  ----------------------
                                                  Dudley P. Sheffler
                                                  President



                                                  /s/Susan M. Clark
Attest:                                           ----------------------
                                                  Susan M. Clark
                                                  Secretary

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                      K-TEC HOLDINGS, INC.


     K-TEC HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST:         That by unanimous written consent of the
Board of Directors of the Corporation dated October 9, 1995, a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling for approval of said proposed amendment by the stockholders of the Corporation. The resolution setting forth the amendment is as follows:

     RESOLVED, that it is hereby proposed that Article 1 of the Certificate of Incorporation of the Corporation be amended so that the same as amended would read as follows:

     "FIRST: The name of the corporation (the "Corporation") is RELTEC Holdings, Inc."

     SECOND:   That thereafter, pursuant to a resolution of its
Board of Directors, the proposed amendment was determined to be advisable and was approved by holders of not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted by the stockholders of the Corporation by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware dated October 9, 1995.

     THIRD:         That said amendment was duly adopted in
accordance with the provisions of Section 242 of the General
Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Dudley P. Sheffler, its President, and by Susan M. Clark, its
Secretary, this 9th day of October, 1995.


                              K-Tec Holdings, Inc.


                                   /s/ Dudley P. Sheffler
                              By:  -----------------------------
                                   Dudley P. Sheffler, President



[CORPORATE SEAL]


Attest:   /s/ Susan M. Clark
          -------------------------
          Susan M. Clark, Secretary

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             K-TEC HOLDINGS, INC.

It is hereby certified that:

      1. The present name of the corporation (hereinafter called the "Corporation") is K-TEC HOLDINGS, INC., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is June 5, 1995. An amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 6, 1995 (as amended, the "Certificate of Incorporation, as amended").

      2. The Certificate of Incorporation, as amended, of the Corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu there a new Article 4 which is set forth in the Restated Certificate of Incorporation hereinafter provided for.

      3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of K-Tec Holdings, Inc.

      4. The Corporation has not received any payment for any of its stock.

      5. The amendment and the restatement herein certified have been duly adopted by at least a majority of the directors who have been elected and qualified in the manner and by the vote prescribed by Section 241 and Section 245 of the General Corporation Law of the State of Delaware.

      6. The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

                    "RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             K-TEC HOLDINGS, INC.

      1. The name of the corporation (the "Corporation") is:

                          K-Tec Holdings, Inc.

      2. The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

      3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000), consisting of fifty million (50,000,000) shares of common stock, par value $.01 per share, and one million (1,000,000) shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The designation, powers, preferences and relative, participating, optional or other special rights, including voting rights, qualifications, limitations or restrictions of the Preferred Stock shall be established by resolution of the Board of Directors pursuant to Section 151 of the General Corporation Law of the State of Delaware.

      5. The name and mailing address of the incorporator is:

                      Ilona F. Bush
                      Latham & Watkins
                      633 West Fifth Street, Suite 4000
                      Los Angeles, California 90071

      6. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

      7. Election of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

      8. No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of flduclary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit."


Signed on July 26, 1995.


                                    K-TEC HOLDINGS, INC.,
                                    a Delaware corporation


                                    By:  /s/ James H. Greene, Jr.
                                    -----------------------------
                                             James H. Greene, Jr.,
                                             President


                               -3-